Exhibit 10.8

Execution Copy

GUARANTY

THIS GUARANTY AGREEMENT (“Guaranty”), dated as of February 9, 2015 (the “Effective Date”), is made by Kable Media Services, Inc., a Delaware corporation (“KMS”), Kable Distribution Services, Inc., a Delaware corporation (“KDS”), Kable News Company, Inc., an Illinois corporation (“KNC”), Kable News International, Inc., a Delaware corporation (“KNI”), Kable Distribution Services of Canada, Ltd., a Canadian corporation incorporated in Ontario, Canada (“KDSC”), Kable Product Services, Inc., a Delaware corporation (“KPS” and together with KMS, KDS, KNI, KNC and KDSC, the “Company Group”), DFI Holdings, LLC, a Pennsylvania limited liability company (“Distribution Buyer”), and KPS Holdco, LLC, a Pennsylvania limited liability company (“Products Buyer”; together with Distribution Buyer, the “Buyers”; and collectively with Distribution Buyer and the Company Group, the “Guarantors”), for the benefit of American Republic Investment Co., a Delaware corporation (“Seller” and collectively with the Guarantors, the “Parties” and each a “Party”).

WITNESSETH:

WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of KMS;

WHEREAS, KMS owns all of the issued and outstanding shares of capital stock of KDS, KNC and KPS;

WHEREAS, KDS owns all of the issued and outstanding shares of capital stock of KNI, and KNC owns all of the issued and outstanding shares of capital stock of KDSC;

WHEREAS, Seller and Buyers will enter into a Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which Products Buyer is acquiring all of the issued and outstanding shares of KPS and Distribution Buyer is acquiring all of the issued and outstanding shares of KMS, and will thereby become the direct or indirect owners of the Company Group (the “Transaction”);

WHEREAS, all capitalized terms used but not otherwise defined in this Guaranty have the meanings ascribed to them in the Purchase Agreement;

WHEREAS, in connection with the Transaction, Seller, Buyers, Michael P. Duloc and the Company Group are entering into the Transaction Agreements to which they are a signatory;

WHEREAS, as part of the Transaction, among other things, Seller is assuming material pension liabilities of the Company Group, assigning valuable software and software licenses held by Affiliates of Seller to the Company Group, and extending a $2.0 million working capital line of credit to the Company Group pursuant to the Line of Credit Note;

WHEREAS, as a material part of and as a condition to the Transaction, the Guarantors are required to execute and deliver this Guaranty; and

WHEREAS, Distribution Buyer, Products Buyer and the Company Group are required to execute and deliver this Guaranty under section 2.2(b) of the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Guarantors hereby covenant and agree as follows:

1.          Guaranty of Obligations. Each Guarantor hereby irrevocably, absolutely and unconditionally guarantees the full and prompt payment and performance when due of the Obligations.

(a)          The term “Notes” as used herein means the Line of Credit Note and the Buyer Promissory Note, together with all attachments and amendments in effect from time to time.

(b)          The term “Obligations” as used herein means any and all agreements, covenants, indebtedness, liabilities and obligations of every kind and description of any one or more of the Guarantors (a) under the Purchase Agreement, any of the other Transaction Agreements (including the Notes), each of the documents, agreements, certificates and instruments executed in connection with any Transaction Agreement or the Lease Agreement, dated November 7, 2008, between El Dorado Utilities, Inc. and KPS (as successor-in-interest to Kable Specialty Packaging Services LLC) or (b) owing to the Seller or to any Affiliate of the Seller, whether or not under the Transaction Agreements, and, in each case of clause (a) or clause (b), whether such agreements, covenants, indebtedness, liabilities and obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law, by overdraft or otherwise, or now or hereafter existing, including advances, principal, interest, fees, late fees, expenses, reasonable attorneys’ fees and costs or allocated fees and costs of Seller’s in-house legal counsel, that have been or may hereafter be contracted or incurred. Notwithstanding the foregoing, and for the avoidance of doubt, the term Obligations shall include Note Documentation Costs (as defined in each of the Notes) and no other attorneys’ fees or costs of Seller or any Affiliate of Seller relating to negotiation and documentation of the Transaction Agreements on or prior to the Closing Date. Notwithstanding the foregoing (or any other provision hereof), each Guarantor hereby provides in favor of Seller an irrevocable, absolute and unconditional guaranty, but only with respect to Obligations for which such Guarantor is not a primary obligor. This Guaranty shall be effective as of the Effective Date and shall remain in full force and effect until the earlier of (A) the date on which all of the Obligations are indefeasibly paid in full, satisfied and have expired by their terms or (B) an express release and termination is given in writing by Seller.

2.          General Conditions.

(a)          This Guaranty shall be a continuing and irrevocable guaranty, shall be a guaranty of performance and not of collection, and the liability of the Guarantors hereunder shall remain in full force and effect and shall in no way be affected, modified, or diminished by reason of (i) any modification or waiver of, or change in, any of the terms or conditions of the Transaction Agreements in accordance with the terms and conditions thereof; (ii) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship or similar proceeding (a “Bankruptcy Event”) affecting a primary obligor, whether or not notice thereof is given to the Guarantors; or (iii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantors hereunder. For the avoidance of doubt, nothing contained herein shall be deemed to limit the rights of, or defenses available to, Seller under any of the Transaction Agreements.

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(b)          The Guarantors hereby unconditionally waive promptness, diligence, notice of acceptance of this Guaranty and any other notice with respect to this Guaranty.

(c)          The Guarantors agree to pay Seller on demand all reasonable fees and costs, including reasonable attorneys’ fees, incurred by or on behalf of Seller in enforcing the obligations of the Guarantors under this Guaranty.

(d)          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any amount made by any Guarantor to Seller is rescinded, avoided or rendered void as a preferential transfer, impermissible set-off, fraudulent conveyance or must otherwise be returned by Seller upon the occurrence of a Bankruptcy Event affecting any Guarantor or primary obligor, all as though such payment had not been made.

(e)          The rights of Seller under this Guaranty are not conditional or contingent upon any requirement of, or attempt by, Seller to exercise any of its rights under the Purchase Agreement or any of the other Transaction Agreements.

(f)          Each Guarantor irrevocably waives any present or future right to which a Guarantor is or becomes entitled to be subrogated to Seller’s rights against a primary obligor or to seek contribution, reimbursement, indemnification, subrogation or the like from a primary obligor on account of this Guaranty, or to assert any other claim or right of action against a primary obligor on account of, or arising under, or relating to this Guaranty.

3.          Priority and Subordination. Each Guarantor agrees that the Obligations of a Guarantor to Seller, whether now existing or hereafter created, shall be superior to any claim that any Guarantor may now have or hereafter acquire against any other Guarantor, whether or not such other Guarantor becomes insolvent. Each Guarantor with a claim against another Guarantor at any time (the Guarantor with such a claim, a “Creditor Guarantor”, and the Guarantor owing obligations to such Creditor Guarantor, a “Debtor Guarantor”) hereby expressly subordinates each and every claim it may have against any Debtor Guarantor, upon any account whatsoever, to any claim that Seller may now or hereafter have against such Debtor Guarantor. In the event of insolvency and consequent liquidation of the assets of a Debtor Guarantor, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of the Debtor Guarantor applicable to the payment of claims of both Seller and one or more Creditor Guarantors shall be paid to Seller first until all of the Obligations are indefeasibly satisfied. Each Guarantor does hereby assign to Seller all claims which it may have or acquire against another Guarantor or against any assignee or trustee of a Guarantor in the bankruptcy of a Guarantor; provided however, that such assignment shall be effective only for the purpose of assuring to Seller full payment in legal tender of the Obligations. If Seller so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations between Guarantors shall be marked with a legend that the same are subject to this Guaranty and a copy shall be delivered to Seller. Each Guarantor agrees, and Seller is hereby authorized, in the name of each Guarantor from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other action as Seller deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

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4.          No Impairment. No Guarantor’s obligations to make payment in accordance with the terms of this Guaranty shall be impaired, modified, changed, released or limited in any manner whatsoever by: (a) any impairment, modification, change, release or limitation of the Obligations or any primary obligor’s estate in bankruptcy or reorganization resulting from the operation of any present or future provision of the Federal Bankruptcy Act or other statute or from the decision of any court; (b) any insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to a primary obligor’s or its properties or creditors; (c) any presently existing or hereinafter enacted or made law, ordinance, regulation, judicial decision or administrative decision of any type or nature, including any law, ordinance, regulation, judicial decision or administrative decision which or otherwise impairs a primary obligor’s ability to perform its Obligations pursuant to the Purchase Agreement and any other Transaction Agreements; (d) the fact that any of the Obligations may become due or payable in or, in connection with, or by reason of, any agreement or transaction which may be invalid, irregular or unenforceable for any reason, or if a primary obligor is a partnership, by the addition, withdrawal or death of any partner or any other change therein; or (e) by reason of any action whatsoever taken by Seller (including a sale, lease, disposition, liquidation or other realization), which may be negligent, willful or otherwise in respect to any security in which Seller may at any time have any interest or against any other party liable for all or any part of the Obligations of a primary obligor.

5.          Representations and Warranties.

(a)          Each Guarantor is a corporation or limited liability company, duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or limited liability company power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, will not prevent, materially delay or materially impair Guarantor’s ability to consummate the transactions contemplated by this Guaranty.

(b)          Each Guarantor has all requisite corporate or limited liability company power and authority to enter into this Guaranty, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Guarantor and the consummation by each Guarantor of this Guaranty, have been duly and validly adopted and approved by such Guarantor’s board of directors or managers and no other corporate proceedings on the part of Guarantor or its stockholders are necessary with respect to any such matter. This Guaranty has been duly executed and delivered by each Guarantor and constitutes the valid, binding and enforceable obligations of each such Guarantor, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general principles of equity.

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(c)          Each Guarantor hereby represents and warrants to Seller, which representations and warranties shall survive the execution and delivery of this Guaranty, that (a) this Guaranty has been duly authorized, executed and delivered by the Guarantor and such execution and delivery and the performance by the Guarantor of the Guarantor’s obligations hereunder will not violate, in any material respects, any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under the organizational documents of the Guarantor or any agreement or instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, and (b) this Guaranty is a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE PARTIES IN THE TRANSACTION AGREEMENTS, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS GUARANTY, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF.

6.          Miscellaneous.

(a)          Waiver. The failure of any Guarantor to comply with any of its obligations or agreements herein contained may be waived only in writing by Seller. No waiver granted hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature. No failure or delay by any Party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth below (or to such other address that may be designated by a party from time to time in accordance with this Section):

Guarantors:	c/o DFI Holdings, LLC 3179 Deer Creek Road, Collegeville, PA 19426 Attention: Michael P. Duloc Fax: 815-734-5233	with a required copy to (which shall not constitute notice): Fox Rothschild LLP 2700 Kelly Road, Suite 300 Warrington, PA 18976 Attention: Jeffrey H. Nicholas Fax: 215-345-7507

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Seller:	c/o AMREP Corporation 300 Alexander Park, Suite 204 Princeton, New Jersey 08540 Attention: General Counsel Fax: 609-716-8255	with a required copy to (which shall not constitute notice): Duane Morris LLP 222 Delaware Avenue Suite 1600 Wilmington, DE 19801 Attention: Christopher Winter Fax: 302-397-2455

(c)          Governing Law; Consent to Jurisdiction and Waiver of Jury Trial.

(i)          This Guaranty shall be governed by and construed in accordance with the internal substantive Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

(ii)         Each Party irrevocably submits to the exclusive jurisdiction of the federal courts of the Southern District of New York or the courts of the State of New York located in the City of New York for the purposes of any suit, action or other proceeding arising out of this Guaranty or any transaction contemplated hereby. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in the “Notices” section hereof shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Guaranty or the transactions contemplated hereby in federal courts of the Southern District of New York or the courts of the State of New York located in the City of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(d)          Counterparts. This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Execution and delivery of this Guaranty by delivery of a facsimile or electronically recorded copy in .pdf file format bearing a copy of the signature of a Party shall constitute a valid and binding execution and delivery of this Guaranty by such Party. Such copies shall constitute enforceable original documents.

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(e)          Headings.    The section headings contained in this Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guaranty.

(f)          Entire Agreement.    The Guaranty embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter herein. The Guaranty supersedes all prior agreements and understandings between the Parties with respect to the subject matter thereof.

(g)          Amendment.    Any provision of this Guaranty may be amended if, and only if, such amendment is in writing and is signed by each Party to this Guaranty.

(h)          Binding Effect; Benefits.    This Guaranty shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns; nothing in this Guaranty, express or implied, is intended to confer on any Person, other than the Parties and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Guaranty.

(i)          Joint Drafting.    The Parties have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Guaranty.

(j)          Severability.    Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable Law. If any provision of this Guaranty is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Guaranty so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(k)          Interpretation.    When a reference is made in this Guaranty to an Article, Section or Exhibit, such reference will be to an Article or Section of, or an Exhibit to, this Guaranty unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Guaranty, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty will refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Unless the context expressly provides otherwise, any approval, determination, election or authorization required to be obtained from a Party shall be at such Party’s sole discretion. The word “or” is not exclusive. All capitalized terms used and defined in this Guaranty shall have the meanings ascribed to them herein. All capitalized terms used but not otherwise defined in this Guaranty shall have the meanings ascribed to them in the Purchase Agreement. All terms defined in this Guaranty will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Guaranty are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise indicated, any agreement, instrument or statute defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

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(l)          Assignability.    This Guaranty shall not be assignable by any Party hereto without the prior written consent of the other Party.

(m)          Specific Performance.    Each Party agrees that irreparable damage would occur in the event that any of the provisions of this Guaranty were not performed by them in accordance with the terms hereof and that each Party shall be entitled to specific performance of the terms hereof (without the need to post bond or any other security), in addition to any other remedy at law or equity.

(n)          Expenses.    Each Party shall bear its own costs and expenses in connection with this Guaranty and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, except where specifically provided to the contrary.

(o)          Disclosure.    Each Guarantor consents to Seller or its Affiliates publicly disclosing this Guaranty, including by filing such documents with the Securities and Exchange Commission or the New York Stock Exchange.

(p)          Independent Counsel .     Each Party certifies that it has read the terms of this Guaranty, that it understands the terms of this Guaranty, and that it is entering into this Guaranty of its own volition. Each Party warrants and represents that it has (a) been represented by an attorney of its choice in connection with the Transaction and received independent legal advice from its attorney regarding its decision with respect to the advisability of making and entering into this Guaranty, or (b) had sufficient time, opportunity and means to engage an attorney of its choice in order to be represented by such attorney in connection with the Transaction and to receive independent legal advice from its attorney regarding its decision with respect to the advisability of making and entering into this Guaranty, and has made a knowing and voluntary decision not to do so.

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 IN WITNESS WHEREOF, the Parties have caused this Guaranty to be duly executed and delivered as of the date first written above.

DFI HOLDINGS, LLC		KPS HOLDCO, LLC

By:	/s/ Michael P. Duloc	By:	/s/ Michael P. Duloc
	Name: Michael P. Duloc		Name: Michael P. Duloc
	Title: Manager		Title: Manager

KABLE MEDIA SERVICES, INC.		KABLE NEWS INTERNATIONAL, INC.

By:	/s/ Michael P. Duloc	By:	/s/ Michael P. Duloc
	Name: Michael P. Duloc		Name: Michael P. Duloc
	Title: President & Chief Executive Officer		Title: President & Chief Executive Officer

KABLE DISTRIBUTION SERVICES, INC.		KABLE DISTRIBUTION SERVICES OF CANADA, LTD.

By:	/s/ Michael P. Duloc	By:	/s/ Michael P. Duloc
	Name: Michael P. Duloc		Name: Michael P. Duloc
	Title: President & Chief Executive Officer		Title: President & Chief Executive Officer

KABLE NEWS COMPANY, INC.		KABLE PRODUCT SERVICES, INC.

By:	/s/ Michael P. Duloc	By:	/s/ Michael P. Duloc
	Name: Michael P. Duloc		Name: Michael P. Duloc
	Title: President & Chief Executive Officer		Title: President & Chief Executive Officer

American republic investment co.

By:	/s/ Peter M. Pizza
Name: Peter M. Pizza
Title: Vice President

Signature Page to Guaranty

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